EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement (No. 333-45590) of National Penn Bancshares, Inc. and the related Proxy Statement/Prospectus of Community Independent Bank, Inc. of our report, dated January 21, 2000, relating to the consolidated financial statements of Community Independent Bank, Inc. and its wholly-owned subsidiary, Bernville Bank, N.A. included therein. We also consent to the reference to our Firm under the caption "Experts" in the Proxy Statement/Prospectus.


                                                       /s/ BEARD & COMPANY, INC.

Reading, Pennsylvania
October 16, 2000